Exhibit 10.3

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is made and entered into as of June 17, 2021 (the “Effective Date”), by and between Calavo Growers, Inc. (the “Company”) and Farha Aslam (“Contractor”).  The Company and Contractor are referred to herein individually as a “Party” and collectively “Parties.”

SECTION 1.SERVICES

1.1The Company hereby appoints Contractor to render services to the Company as its interim Chief Financial Officer, providing such services consistent with this role as the Company acting through its Chief Executive Officer may request, including providing periodic reports to the Company’s Board of Directors (the “Services”).  The Services shall not include preparation of the Company’s financial statements, although Contractor shall review such financial statements.  Contractor hereby accepts such appointment and agrees to render such Services to the best of Contractor’s ability.

1.2The Company shall not control the manner or means by which Contractor performs the Services, including but not limited to the time and place Contractor performs the Services.

1.3Contractor shall furnish, at her own expense, the equipment, supplies and other materials used to perform the Services.  The Company shall provide Contractor with access to its premises, use of a computer to be used for the Services, and access to the Compay’s computer network to the extent necessary for the performance of the Services.

1.4The Company acknowledges and agrees that Contractor will not be providing full-time services to the Company, and that Contractor may consult with or become an employee of other entities, subject to the obligations as to confidential and proprietary information of the Company as set forth in this Agreement.

SECTION 2.TERM

2.1This Agreement shall commence on the Effective Date and shall continue until June 17, 2022, or upon Contractor’s death or disability, provided that either Party may terminate this Agreement upon thirty days’ notice (the “Term”).

2.2During the Term, Contractor shall continue to serve on the Company’s Board of Directors and to receive fees for such services.  Contractor shall not serve on the Audit, Nominating, or Corporate Governance committees of the Company’s Board of Directors or receive fees for serving on such committees during the Term.

2.3Termination of this Agreement shall not terminate Contractor’s service on the Company’s Board of Directors.  Upon expiration of the Term, Contractor shall be reinstated to any committees of the Board of Directors on which she served immediately prior to the Effective Date.

SECTION 3.FEES AND EXPENSES

3.1As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Contractor a fee in the amount of $26,000 per month (the “Consulting Fee”).  The Consulting Fee shall be payable in arrears on the 17th day of each month that this Agreement remains in effect, provided that if the 17th day of the month falls on a weekend or a holiday then payment will be made on the first business day thereafter.  Contractor shall receive a prorated portion of the final month’s Consulting Fee if this Agreement is terminated prior to the end of the monthly period for which such Consulting Fee applies.

3.2Contractor acknowledges that she will receive an IRS Form 1099-MISC from the Company, and that she shall be solely responsible for all federal, state and local taxes, as set forth in Section 4.2.

3.3The Company shall reimburse Contractor for all reasonable travel, lodging, communications, shipping charges and out-of-pocket expenses incurred by Contractor in connection with providing the Services.

SECTION 4.RELATIONSHIP OF THE PARTIES

4.1Contractor is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Contractor and the Company for any purpose.

4.2Without limiting Section 4.1, Contractor will not be eligible under this Agreement to participate in any vacation, paid time off, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Contractor’s behalf.

SECTION 5.CONFIDENTIAL INFORMATION

5.1Contractor agrees that all business, technical, creative, financial, or proprietary information, including without limitation, trade secrets, technology, information pertaining to business operations and strategies, and any and all work product Contractor creates for the Company or learns or obtains from the Company during the term of this Agreement constitutes “Confidential Information.”

5.2Contractor shall use Confidential Information solely for the Services.  Contractor may divulge Confidential Information only as necessary to provide the Services.

5.3Notwithstanding any other provision of this Agreement, Contractor will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of Confidential Information that:

(a)is made (A) in confidence to a federal, state, or local governmental official, either directly or indirectly, or to any attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law;

(b)is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; or

(c)is required to be disclosed under applicable laws or regulations or an order by a court or other regulatory body having competent jurisdiction; provided that in such event, Contractor agrees to (i) promptly notify the Company of such disclosure requirement or order (which shall include a copy of any applicable subpoena or order), (ii) afford the Company an opportunity to oppose, limit or secure confidential treatment for such required disclosure or order, (iii) take all reasonable steps necessary to assist the Company, at the expense of the Company, in protecting the confidentiality of Confidential Information, and (iv) disclose only that portion of Confidential Information that Contractor is legally required to disclose.

SECTION 6.INDEMNIFICATION

6.1In the event that Contractor is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Contractor provided services to the Company or any affiliate of the Company pursuant to this Agreement, Contractor shall be indemnified and held harmless by the Company to the maximum extent permitted under applicable law and the Company’s bylaws from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Notwithstanding the foregoing, this paragraph shall not apply to any Proceeding, contest or dispute between the Company or any of its affiliates and Contractor.

SECTION 7.MISCELLANEOUS

7.1Entire Agreement.  This Agreement sets forth all intentions, understandings, covenants, promises, warranties, representations, conditions, rights and obligations of the parties and supersedes all previous or contemporaneous agreements, understandings, negotiations and proposals relating to the subject matter hereof.  No subsequent modifications or amendments to this Agreement shall be binding upon the parties unless reduced in writing and signed by the respective authorized officers of the parties.

7.2Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.3Survival of Terms.  The terms and conditions of Sections 2.3, 4, 5, 6, and 7 shall survive the expiration or termination of this Agreement.

7.4Execution.  This Agreement may be executed in multiple counterparts and by facsimile or pdf signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, both the Company and Contractor have executed this Agreement as of the date first above written.

CALAVO GROWERS, INC.

By: /s/ James Gibson
Name: James Gibson
Title: Chief Executive Officer

/s/ Farha Aslam

FARHA ASLAM